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EXHIBIT 99.1a


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Raytheon Company



          We consent to the incorporation by reference in the Registration Statement of Raytheon Company on Form S-8 (File No. 333-56117) of our report dated May 29, 1998 on our audits of the financial statements of the Raytheon Savings and Investment Plan as of December 31, 1997 and 1996 and for the year ended December 31, 1997, which report is included in this annual report on Form 10-K/A.



Coopers & Lybrand LLP

Boston, Massachusetts
June 29, 1998